Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Quarterly Revenues of Over $1 Billion, Up 6% Over Last Year
Third Quarter Operating Margin of 26% and Adjusted Operating Margin of 28%
Diluted EPS Up 5.5% to $2.87 and Adjusted Diluted EPS Up 9.4% to $3.25
___________________________________________________________________________

BROOMFIELD, COLORADO — November 2, 2023 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, today announced its third quarter 2023 financial results.

“We delivered a strong third quarter, exceeding the high-end of our guidance, led by double-digit revenue growth in our Crocs Brand supported by healthy full-price selling and industry-leading operating margins,” said Andrew Rees, Chief Executive Officer. “Both our brands gained share during the back-to-school season. During the quarter, we took decisive action around HEYDUDE to accelerate our marketplace management strategy to ensure long-term brand health. As such, we are adjusting our full-year outlook to reflect this shift.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

Third Quarter 2023 Highlights

•Consolidated revenues of $1,045.7 million increased 6.2%, or 5.8% on a constant currency basis, as compared to 2022.
•Crocs Brand revenues of $798.8 million increased 11.6%, or 11.1% on a constant currency basis, as compared to 2022.
•Crocs Brand growth was fueled by Asia revenue growth of 26.5%, or 28.6% on a constant currency basis, and North America direct-to-consumer (“DTC”) comparable sales growth of 10.2%, as compared to 2022.
•HEYDUDE Brand DTC revenues grew 14.6% as compared to 2022.
•Operating margin was 26.2% and adjusted operating margin was 28.3%.
•Diluted earnings per share increased 5.5% to $2.87 as compared to the same period last year. Adjusted diluted earnings per share increased 9.4% to $3.25.
•During the quarter $90.0 million of debt was repaid, and we reduced gross leverage to 1.7x. We resumed our share repurchase program during the quarter, repurchasing approximately 1.4 million shares for $150.0 million.

Third Quarter 2023 Operating Results

•Revenues were $1,045.7 million, an increase of 6.2% from the same period last year, or 5.8% on a constant currency basis. DTC revenues grew 17.8%, or 17.7% on a constant currency basis. Wholesale revenues fell 3.6% compared to 2022, or down 4.3% on a constant currency basis.
•Gross margin was 55.6% compared to 54.9% in the prior year. Adjusted gross margin improved 230 basis points to 57.4% compared to 55.1% in the same period last year.

•Selling, general, and administrative expenses (“SG&A”) of $307.8 million increased from $277.2 million in the same period last year, and SG&A as a percent of revenues rose to 29.4% from 28.1% in prior year. Adjusted SG&A increased to 29.1% of revenues versus 27.2% for the same period last year.
•Income from operations increased 3.7% to $273.9 million and operating margin fell slightly to 26.2%, compared to 26.8% for the same period last year. Adjusted income from operations rose 7.8% to $295.9 million and adjusted operating margin improved 40 basis points to 28.3%.
•Diluted earnings per share increased 5.5% to $2.87, as compared to $2.72 for the same period last year. Adjusted diluted earnings per share increased 9.4% to $3.25 compared to 2022.

Third Quarter 2023 Brand Summary

•Crocs Brand: Revenues increased 11.6%, or 11.1% on a constant currency basis, to $798.8 million. DTC comparable sales increased 15.3%. Wholesale revenues increased 4.5%, or 3.6% on a constant currency basis.
◦North America revenues of $480.7 million increased 8.0%, or 8.2% on a constant currency basis.
◦Asia Pacific revenues of $175.2 million increased 26.5%, or 28.6% on a constant currency basis.
◦Europe, Middle East, Africa, and Latin America (“EMEALA”) revenues of $142.8 million increased 8.3%, or 2.7% on a constant currency basis.
•HEYDUDE Brand: Revenues during the third quarter decreased 8.3% to $246.9 million. DTC revenues increased 14.6% to $100.4 million. Wholesale revenues declined 19.4% to $146.5 million following prior year pipeline fill and as our wholesale partners were more cautious on at-once orders.

Balance Sheet and Cash Flow

•Cash and cash equivalents were $127.3 million as of September 30, 2023, compared to $191.6 million as of December 31, 2022.
•Inventories decreased to $390.2 million as of September 30, 2023, compared to $471.6 million as of December 31, 2022 and $513.7 million as of September 30, 2022.
•Capital expenditures during the nine months ended September 30, 2023 were $86.4 million, compared to $89.6 million for the same period last year, reflecting continued investments in our distribution centers and expansion of our corporate facilities to support growth.
•Borrowings were $1,938.7 million as of September 30, 2023 compared to $2,322.4 million as of December 31, 2022, as we repaid $389.1 million of debt year to date. Our liquidity position remains strong with $127.3 million in cash and cash equivalents and $563.7 million in available borrowing capacity as of September 30, 2023.

Share Repurchase Activity

During the third quarter we resumed our share repurchase program, repurchasing $150.0 million or approximately 1.4 million shares of our common stock at an average price of $107.85 per share. Following these repurchases, $900.0 million of share repurchase authorization remained available for future repurchases. Our capital allocation priorities remain debt paydown and repurchasing shares as we approach our long-term net leverage target of 1.0x to 1.5x.
Financial Outlook

Fourth Quarter 2023
With respect to the fourth quarter of 2023, we expect:
•Revenues to decline approximately 1% to 4% compared to fourth quarter 2022, resulting in revenues of approximately $903 million to $938 million at currency rates as of the end of the last reported period.
•Adjusted operating margin of approximately 21.0%.
•Adjusted diluted earnings per share of $2.05 to $2.35.

Full Year 2023
With respect to 2023, we expect:
•Consolidated revenue growth to now be approximately 10% to 11% compared to 2022, resulting in revenues of approximately $3,905 to $3,940 million at currency rates as of the end of the last reported period.
◦Revenues for the Crocs Brand to grow approximately 12% to 13% on a reported basis.
◦Revenues for the HEYDUDE Brand to now grow approximately 4% to 6% on a reported basis, implying a decline of approximately 4% to 6% including the period prior to the HEYDUDE acquisition.
•Adjusted operating margin to now be approximately 27.0%.
•Non-GAAP adjustments of approximately $60 million primarily related to investments in our distribution centers to support growth and an anticipated non-cash impairment for our corporate headquarters. We expect these adjustments to be fairly balanced across cost of sales and SG&A.
•Combined GAAP tax rate to be approximately 23% and non-GAAP effective tax rate of approximately 20%.
•Adjusted diluted earnings per share to now be between $11.55 and $11.85. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.
•Capital expenditures to now be approximately $125 to $135 million, primarily related to the expansion of our distribution capabilities including our new HEYDUDE distribution center in Las Vegas, implementation of technology systems for HEYDUDE, and expansion of our corporate facilities to support growth.

Conference Call Information

A conference call to discuss third quarter 2023 results is scheduled for today, Thursday, November 2, 2023, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through November 2, 2024 at this site.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding potential impacts to our business related to our supply chain challenges, cost inflation, our financial condition, brand and liquidity outlook, and expectations regarding our future revenue, margins, non-GAAP adjustments, tax rate, earnings per share, debt ratios and capital expenditures, share repurchases, the acquisition of HEYDUDE and benefits thereof, Crocs' strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding fourth quarter and full year 2023 financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our expectations regarding supply chain disruptions; the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; cost inflation; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of November 2, 2023. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$1,045,717	$985,094	$3,002,250	$2,609,823
Cost of sales	464,081	443,792	1,322,937	1,245,864
Gross profit	581,636	541,302	1,679,313	1,363,959
Selling, general and administrative expenses	307,784	277,239	852,044	733,255
Income from operations	273,852	264,063	827,269	630,704
Foreign currency losses, net	(1,770)	(393)	(1,622)	(1,115)
Interest income	506	31	1,225	219
Interest expense	(39,207)	(34,142)	(124,907)	(86,357)
Other income (expense), net	24	16	448	(512)
Income before income taxes	233,405	229,575	702,413	542,939
Income tax expense	56,380	60,226	163,433	140,515
Net income	$177,025	$169,349	$538,980	$402,424
Net income per common share:
Basic	$2.90	$2.75	$8.74	$6.59
Diluted	$2.87	$2.72	$8.65	$6.51
Weighted average common shares outstanding:
Basic	61,143	61,693	61,670	61,042
Diluted	61,615	62,367	62,280	61,840

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Numerator:
Net income	$177,025	$169,349	$538,980	$402,424
Denominator:
Weighted average common shares outstanding - basic	61,143	61,693	61,670	61,042
Plus: Dilutive effect of stock options and unvested restricted stock units	472	674	610	798
Weighted average common shares outstanding - diluted	61,615	62,367	62,280	61,840

Net income per common share:
Basic	$2.90	$2.75	$8.74	$6.59
Diluted	$2.87	$2.72	$8.65	$6.51

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$127,320	$191,629
Restricted cash - current	2	2
Accounts receivable, net of allowances of $27,305 and $24,493, respectively	391,207	295,594
Inventories	390,163	471,551
Income taxes receivable	3,047	14,752
Other receivables	23,419	18,842
Prepaid expenses and other assets	44,024	33,605
Total current assets	979,182	1,025,975
Property and equipment, net	223,061	181,529
Intangible assets, net of accumulated amortization of $142,661 and $125,014, respectively	1,793,704	1,800,167
Goodwill	711,885	714,814
Deferred tax assets, net	527,678	528,278
Restricted cash	3,707	3,254
Right-of-use assets	313,608	239,905
Other assets	28,539	7,875
Total assets	$4,581,364	$4,501,797
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$209,890	$230,821
Accrued expenses and other liabilities	248,160	239,424
Income taxes payable	108,716	89,211
Current borrowings	20,000	24,362
Current operating lease liabilities	61,111	57,456
Total current liabilities	647,877	641,274
Deferred tax liabilities, net	299,296	302,030
Long-term income taxes payable	226,006	224,837
Long-term borrowings	1,918,668	2,298,027
Long-term operating lease liabilities	286,910	215,119
Other liabilities	2,349	2,579
Total liabilities	3,381,106	3,683,866
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 250.0 million shares authorized, 110.0 million and 109.5 million issued, 60.8 million and 61.7 million outstanding, respectively	110	110
Treasury stock, at cost, 49.3 million and 47.7 million shares, respectively	(1,863,567)	(1,695,501)
Additional paid-in capital	821,120	797,614
Retained earnings	2,358,179	1,819,199
Accumulated other comprehensive loss	(115,584)	(103,491)
Total stockholders’ equity	1,200,258	817,931
Total liabilities and stockholders’ equity	$4,581,364	$4,501,797

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$538,980	$402,424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,531	26,498
Operating lease cost	56,880	47,945
Share-based compensation	23,507	25,463
Other non-cash items	7,411	12,568
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(99,912)	(166,864)
Inventories	77,915	(139,682)
Prepaid expenses and other assets	(30,714)	(20,526)
Accounts payable, accrued expenses and other liabilities	(4,935)	51,608
Right-of-use assets and operating lease liabilities	(54,287)	(45,824)
Income taxes	25,350	53,075
Cash provided by operating activities	580,726	246,685
Cash flows from investing activities:
Purchases of property, equipment, and software	(86,378)	(89,588)
Acquisition of HEYDUDE, net of cash acquired	—	(2,046,881)
Other	(90)	(20)
Cash used in investing activities	(86,468)	(2,136,489)
Cash flows from financing activities:
Proceeds from borrowings	214,634	2,240,677
Repayments of borrowings	(603,703)	(350,285)
Deferred debt issuance costs	(1,736)	(51,395)
Repurchases of common stock	(150,013)	—
Repurchases of common stock for tax withholding	(17,034)	(11,439)
Other	—	95
Cash provided by (used in) financing activities	(557,852)	1,827,653
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(262)	(8,821)
Net change in cash, cash equivalents, and restricted cash	(63,856)	(70,972)
Cash, cash equivalents, and restricted cash—beginning of period	194,885	216,925
Cash, cash equivalents, and restricted cash—end of period	$131,029	$145,953

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income before income taxes,” “Non-GAAP income tax expense (benefit),” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP operating income,” “Non-GAAP effective tax rate,” and “Non-GAAP diluted earnings per share.” Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures, in addition to corresponding GAAP measures, are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three and nine months ended September 30, 2023, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023		2022	2023	2022
	(in thousands)
GAAP revenues	$1,045,717		$985,094	$3,002,250	$2,609,823

GAAP cost of sales	$464,081		$443,792	$1,322,937	$1,245,864
Distribution centers (1)	(18,797)		(2,316)	(23,664)	(4,896)
HEYDUDE inventory fair value step-up (2)	—		12	—	(62,238)
Inventory reserve in Russia (3)	—		1,025	—	(200)
Total adjustments	(18,797)		(1,279)	(23,664)	(67,334)
Non-GAAP cost of sales	$445,284		$442,513	$1,299,273	$1,178,530

GAAP gross profit	$581,636		$541,302	$1,679,313	$1,363,959
GAAP gross margin	55.6%		54.9%	55.9%	52.3%

Non-GAAP gross profit	$600,433		$542,581	$1,702,977	$1,431,293
Non-GAAP gross margin	57.4%	29	55.1%	56.7%	54.8%
(1) Represents expenses, including expansion costs, duplicate rent costs, and transitional storage costs, primarily related to our distribution centers in Dayton, Ohio and Las Vegas, Nevada.
(2) Primarily represents a prior year step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022.
(3) Represents the net impact of a prior year inventory reserve expense in our EMEALA segment associated with the shutdown of our direct operations in Russia.

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended September 30,
	2023	2022
GAAP Crocs Brand gross margin	61.9%	57.3%
Non-GAAP adjustments:
Distribution centers (1)	0.2%	0.3%
Inventory reserve in Russia (2)	—%	(0.1)%
Non-GAAP Crocs Brand gross margin	62.1%	57.5%
(1) Represents expenses, including expansion costs and duplicate rent costs, primarily related to our distribution centers in Dayton, Ohio.
(2) Represents a prior year inventory reserve expense in our EMEALA segment associated with the shutdown of our direct operations in Russia.

HEYDUDE Brand:

	Three Months Ended September 30,
	2023	2022
GAAP HEYDUDE Brand gross margin	35.6%	48.8%
Non-GAAP adjustments:
Distribution centers (1)	7.2%	—%
Non-GAAP HEYDUDE Brand gross margin	42.8%	48.8%
(1) Represents expenses, including expansion costs, duplicate rent costs, and transitional storage costs, related to our distribution center in Las Vegas, Nevada.

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
GAAP revenues	$1,045,717	$985,094	$3,002,250	$2,609,823

GAAP selling, general and administrative expenses	$307,784	$277,239	$852,044	$733,255
Information technology project discontinuation	—	—	(4,119)	—
Duplicate headquarters rent (1)	(976)	—	(3,169)	—
HEYDUDE acquisition and integration costs (2)	(545)	(6,863)	(1,961)	(33,205)
Impact of shutdown of Russia direct operations (3)	—	40	—	(5,797)
Other (4)	(1,749)	(2,300)	(7,357)	(3,502)
Total adjustments	(3,270)	(9,123)	(16,606)	(42,504)
Non-GAAP selling, general and administrative expenses (5)	$304,514	$268,116	$835,438	$690,751

GAAP selling, general and administrative expenses as a percent of revenues	29.4%	28.1%	28.4%	28.1%
Non-GAAP selling, general and administrative expenses as a percent of revenues	29.1%	27.2%	27.8%	26.5%
(1) Represents duplicate rent costs associated with our upcoming move to a new headquarters.
(2) Represents costs related to the integration of HEYDUDE in the three and nine months ended September 30, 2023 and costs related to the acquisition and integration of HEYDUDE in the three months ended September 30, 2022 and the partial period from the acquisition date of February 17, 2022 through September 30, 2022 (the “Partial Period”).
(3) Represents various costs in the prior year associated with the shutdown of our direct operations in Russia, including severance and lease exit costs and penalties.
(4) Includes various restructuring costs, as well as costs associated with the implementation of a new enterprise resource planning system.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
GAAP revenues	$1,045,717	$985,094	$3,002,250	$2,609,823

GAAP income from operations	$273,852	$264,063	$827,269	$630,704
Non-GAAP cost of sales adjustments (1)	18,797	1,279	23,664	67,334
Non-GAAP selling, general and administrative expenses adjustments (2)	3,270	9,123	16,606	42,504
Non-GAAP income from operations	$295,919	$274,465	$867,539	$740,542

GAAP operating margin	26.2%	26.8%	27.6%	24.2%
Non-GAAP operating margin	28.3%	27.9%	28.9%	28.4%
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
GAAP income from operations	$273,852	$264,063	$827,269	$630,704
GAAP income before income taxes	233,405	229,575	702,413	542,939

Non-GAAP income from operations (1)	$295,919	$274,465	$867,539	$740,542
GAAP non-operating income (expenses):
Foreign currency losses, net	(1,770)	(393)	(1,622)	(1,115)
Interest income	506	31	1,225	219
Interest expense	(39,207)	(34,142)	(124,907)	(86,357)
Other income (expense), net	24	16	448	(512)
Non-GAAP income before income taxes	$255,472	$239,977	$742,683	$652,777

GAAP income tax expense	$56,380	$60,226	$163,433	$140,515
Tax effect of non-GAAP operating adjustments	5,462	2,751	10,076	18,789
Impact of intra-entity IP transfers (2)	(6,717)	(8,368)	(19,233)	(18,274)
Non-GAAP income tax expense	$55,125	$54,609	$154,276	$141,030

GAAP effective income tax rate	24.2%	26.2%	23.3%	25.9%
Non-GAAP effective income tax rate	21.6%	22.8%	20.8%	21.6%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers. The prior year adjustment also includes the release of the valuation allowance as a result of a tax law change.

Non-GAAP net income per share reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except per share data)
Numerator:
GAAP net income	$177,025	$169,349	$538,980	$402,424
Non-GAAP cost of sales adjustments (1)	18,797	1,279	23,664	67,334
Non-GAAP selling, general and administrative expenses adjustments (2)	3,270	9,123	16,606	42,504
Tax effect of non-GAAP adjustments	1,255	5,617	9,157	(515)
Non-GAAP net income	$200,347	$185,368	$588,407	$511,747
Denominator:
GAAP weighted average common shares outstanding - basic	61,143	61,693	61,670	61,042
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	472	674	610	798
GAAP weighted average common shares outstanding - diluted	61,615	62,367	62,280	61,840

GAAP net income per common share:
Basic	$2.90	$2.75	$8.74	$6.59
Diluted	$2.87	$2.72	$8.65	$6.51

Non-GAAP net income per common share:
Basic	$3.28	$3.00	$9.54	$8.38
Diluted	$3.25	$2.97	$9.45	$8.28
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full Year 2023:
Approximately:
Non-GAAP operating margin and operating income reconciliation:
GAAP operating margin	25.5%
Non-GAAP adjustments, primarily related to investments to support growth (1)	1.5%
Non-GAAP operating margin	27.0%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	23.0%
Non-GAAP adjustments, primarily related to amortization of intellectual property (1)(2)	(3.0)%
Non-GAAP effective tax rate	20.0%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$10.37 to $10.67
Non-GAAP adjustments, primarily related to investments to support growth and amortization of intellectual property (1)(2)	$1.18
Non-GAAP diluted earnings per share	$11.55 to $11.85
(1) For the full year 2023, we expect to incur approximately $60 million in costs primarily related to investments to support growth and to be fairly balanced across COGS and SG&A.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. This adjustment represents the amortization of the deferred tax asset related to these intellectual property rights in this period.

Non-GAAP Financial Guidance

Our forward-looking guidance for consolidated “adjusted operating margin,” and “adjusted diluted earnings per share” represents non-GAAP financial measures that exclude or otherwise have been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

While we are able to estimate full year non-GAAP adjustments, we are unable to reconcile forward-looking adjusted measures to their nearest U.S. GAAP measure quarter-by-quarter because we are unable to predict the timing of these adjustments with a reasonable degree of certainty. By their very nature, special and other non-core items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures for the guidance related to the fourth quarter of 2023.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT AND CHANNEL
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2023	2022	2023	2022	Q3 2023-2022	YTD 2023-2022	Q3 2023-2022	YTD 2023-2022
	(in thousands)
Revenues:
North America	$480,744	$445,327	$1,306,609	$1,187,713	8.0%	10.0%	8.2%	10.3%
Asia Pacific	175,199	138,450	513,459	383,187	26.5%	34.0%	28.6%	39.2%
EMEALA	142,826	131,929	460,429	422,226	8.3%	9.0%	2.7%	8.0%
Brand corporate	—	1	—	22	(100.0)%	(100.0)%	(100.0)%	(100.0)%
Crocs Brand revenues	798,769	715,707	2,280,497	1,993,148	11.6%	14.4%	11.1%	15.3%
HEYDUDE Brand revenues (2)	246,948	269,387	721,753	616,675	(8.3)%	17.0%	(8.5)%	17.0%
Total consolidated revenues	$1,045,717	$985,094	$3,002,250	$2,609,823	6.2%	15.0%	5.8%	15.7%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the nine months ended September 30, 2022 represent results during the Partial Period.

	Three Months Ended September 30,		Nine Months Ended September 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2023	2022	2023	2022	Q3 2023-2022	YTD 2023-2022	Q3 2023-2022	YTD 2023-2022
	(in thousands)
Crocs Brand:
Wholesale	$369,177	$353,304	$1,187,081	$1,090,073	4.5%	8.9%	3.6%	9.9%
Direct-to-consumer	429,592	362,403	1,093,416	903,075	18.5%	21.1%	18.4%	22.0%
Total Crocs Brand	798,769	715,707	2,280,497	1,993,148	11.6%	14.4%	11.1%	15.3%
HEYDUDE Brand:
Wholesale	146,501	181,768	463,189	431,186	(19.4)%	7.4%	(19.7)%	7.5%
Direct-to-consumer	100,447	87,619	258,564	185,489	14.6%	39.4%	14.6%	39.4%
Total HEYDUDE Brand (2)	246,948	269,387	721,753	616,675	(8.3)%	17.0%	(8.5)%	17.0%
Total consolidated revenues	$1,045,717	$985,094	$3,002,250	$2,609,823	6.2%	15.0%	5.8%	15.7%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the nine months ended September 30, 2022 represent results during the Partial Period.

CROCS, INC. AND SUBSIDIARIES
DIRECT-TO-CONSUMER COMPARABLE SALES
(UNAUDITED)

Direct-to-consumer (“DTC”) comparable sales were as follows:

	Constant Currency (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Direct-to-consumer comparable sales: (2)
Crocs Brand	15.3%	18.2%	18.4%	13.6%
HEYDUDE Brand (3)	8.1%	N/A	16.5%	N/A
(1) Reflects period over period change on a constant currency basis, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) Comparable store status, as included in the DTC comparable sales figures above, is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce comparable revenues are based on same site sales period over period. E-commerce sites that are temporarily offline or unable to transact or fulfill orders (“site disruption”) are excluded from the comparable sales calculation during the month of site disruption and in the same month in the following year. E-commerce site disruptions in excess of three months are excluded until the thirteenth month after the site has re-opened.
(3) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. As such, in the three and nine months ended September 30, 2022, we did not disclose DTC comparable sales for the HEYDUDE Brand.